                                                                   EXHIBIT 3(a)

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AGENCY RENT-A-CAR, INC.", CHANGING ITS NAME FROM "AGENCY RENT-A-CAR, INC." TO "NATIONAL AUTO CREDIT, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1994, AT 2:01 O'CLOCK P.M.

   A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                [SECRETARY'S OFFICE SEAL]


                                        Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

0775644 8100                            AUTHENTICATION: 7201914
944145393                                         DATE: 08-04-94

                           CERTIFICATE OF AMENDMENT

                                      OF

                      RESTATED ARTICLES OF INCORPORATION

                                    ******

        Agency Rent-A-Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

        FIRST: That at a meeting of the Board of Directors of Agency Rent-A-Car, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered one (1) so that, as amended, said Article shall be and read as follows:

                "(1) The name of the corporation is National Auto Credit, Inc."

        SECOND: That thereafter, pursuit to the resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of The General Corporation Law of the State of Delaware.

        FOURTH: That said amendment shall become effective 12:01 a.m., August 15, 1994.

        IN WITNESS WHEREOF, said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Robert J. Bronchetti, its President, and attested by Pete T. Zackaroff, its Secretary, this 1st day of August, 1994.

                                        AGENCY RENT-A-CAR, INC.


                                        By  Robert J. Bronchetti
                                           ----------------------------------
                                           Robert J. Bronchetti
                                           President




                                        ATTEST:




                                        By   Peter T. Zackaroff
                                           ---------------------------------
                                           Peter T. Zackaroff
                                           Secretary

                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE

                           ------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AGENCY RENT-A-CAR, INC. FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 1989, AT 10 O'CLOCK A.M.



                                            Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State


[DEPARTMENT OF STATE SEAL]

                                        AUTHENTICATION:  2158037
739115010                                         DATE:  04/25/1989

                           CERTIFICATE OF AMENDMENT
                                      TO
                      RESTATED ARTICLES OF INCORPORATION


        Agency Rent-A-Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

        DOES HEREBY CERTIFY:

              FIRST: That the Board of Directors of Agency Rent-A-Car, Inc., by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof or for a written consent of the holders of the majority of the issued and outstanding shares of the Corporation, if such consent could be procured prior to the special meeting of stockholders. The resolution setting forth a proposed amendment is as follows:

                   RESOLVED, that the Restated Certificate Of Incorporation of this Corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:

                   "FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively 'preferred' and 'common'. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-two million (32,000,000) shares consisting of thirty million (30,000,000) shares of common stock, having a par value of five cents ($.05) per share, and two million (2,000,000) shares of preferred stock, having a par value of five cents ($.05) per share. The shares of preferred stock may be issued as a class without series, or if so determined from time to time by the board of directors, either in whole or in part in one or more series, each series to be expressly designated by distinguishing number, letter or title prior to the issue of any shares thereof. The shares of preferred stock, and each series thereof, may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, liquidation, optional, or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation pursuant to the provisions of this Article FOURTH.

                   There is hereby expressly granted to the board of Directors of the Corporation authority to fix or alter the dividend rights, dividend rate, dividend preferences and participations, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the rights and preferences in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon any distribution of assets by the Corporation and any other special rights, qualifications limitations on and restrictions of, any wholly unissued class or series of shares of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                   Except to the extent otherwise provided in the resolution or resolutions of the board of directors of the Corporation providing for the initial issue of shares of a particular preferred series, any series shall be entitled to vote for each shares thereof so held, shall vote share for share with the holders of the common stock without distinction as to class, and shall not be entitled to vote separately as a class or series of a class.

                   The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

                   Subject to the prior and superior rights of the preferred stock set forth in any resolution or resolutions of the board of directors of the Corporation providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash, stock, or otherwise) as may be determined by the board of directors of the Corporation may be declared and paid on the common stock from time to time out of any funds legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend".

              SECOND: Thereafter, pursuant to resolution of its Board of Directors, the majority stockholder of the Corpration by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted the necessary number of shares as required by statute in favor of the amendment.

              THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Kenneth J. Lorek, its President and attested by Peter T. Zackaroff, its Secretary, this 11th day of April, 1989.


                                         AGENCY RENT-A-CAR, INC.

                                         By: Kenneth J. Lorek
                                            ------------------------------
                                            President


ATTEST

By: Peter T. Zackaroff
   -------------------------
   Secretary

                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE

                           ------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AGENCY RENT-A-CAR, INC. FILED IN THIS OFFICE ON THE SIXTEENETH DAY OF JUNE, A.D. 1987, AT 10 O'CLOCK A.M.



                                            Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State


[DEPARTMENT OF STATE SEAL]

                                        AUTHENTICATION:  1278895
737167025                                         DATE:  06/16/1987

                           CERTIFICATE OF AMENDMENT
                                      OF
                      RESTATED ARTICLES OF INCORPORATION


        Agency Rent-A-Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Agency Rent-A-Car, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by adding Article Fifteenth to read in its entirety as follows:

        FIFTEENTH: No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capactity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided hereinafter, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred herein shall be a contract right and shall include the right to be paid by the Corporation for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under this Article Fifteenth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissable under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Fifteenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Vincent T. Garrenton, Jr., its Executive Vice President and attested by Louis H. Rice, its Secretary this 10th day of June, 1987.



                                        AGENCY   RENT-A-CAR, INC.

                                        By: Vincent T. Garrenton, Jr.
                                            -----------------------------
                                            Vincent T. Garrenton, Jr.
                                            Executive Vice President

ATTEST:

By: Louis H. Rice
   ------------------------
    Louis H. Rice
    Secretary

                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE

                           ------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AGENCY RENT-A-CAR, INC. FILED IN THIS OFFICE ON THE SEVENTH DAY OF JULY, A.D. 1986, AT 10 O'CLOCK A.M.



                                            Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State


[DEPARTMENT OF STATE SEAL]

                                        AUTHENTICATION:  0875925
736188017                                         DATE:  07/07/1986

                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION



        Agency Rent-A-Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

              FIRST:   That  the   Board  of  Directors  of  Agency Rent-A-Car,
              Inc., by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate Of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof or for a written consent of the holders of the majority of the issued and outstanding shares of the Corporation, if such consent could be procured prior to the special meeting of stockholders. The resolution setting forth a proposed amendment is as follows:

                   RESOLVED, that the Restated Certificate Of Incorporation of this Corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:

                   "FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively 'preferred' and 'common'. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000) shares consisting of twenty-five million (25,000,000) shares of common stock, having a par value of five cents ($.05) per share, and two million (2,000,000) shares of preferred stock, having a par value of five cents ($.05) per share. The shares of preferred stock may be issued as a class without series. or if so determined from time to time by the board of directors, either in whole or in part in one or more series, each series to be expressly designated by distinguishing number, letter or title prior to the issue of any shares thereof. The shares of preferred stock, and each series thereof, may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, liquidation, optional, or other special rights and qualifications, limitations, or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such s tock adopted by the Board of Directors of the Corporation pursuant to the provisions of this Article FOURTH.

        There is hereby expressly granted to the board of directors of the Corporation authority to fix or alter the dividend rights, dividend rates, dividend preferences and participations, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the rights and preferences in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon any distribution of assets by the Corporation and any other special rights, qualifications, limitations on and restrictions of, any wholly unissued class or series of shares of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Except to the extent otherwise provided in the resolution or resolutions of the board of directors of the Corporation providing for the initial issue of shares of a particular preferred series, any series shall be entitled to vote for each share thereof so held, shall vote share for share with the holders of the common stock without distinction as to class, and shall not be entitled to vote separately as a class or series of a class.

        The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

              Subject to the prior and superior rights of the preferred stock set forth in any resolution or resolutions of the board of directors of the

              Corporation providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash, stock, or otherwise) as may be determined by the board of directors of the Corporation may be declared and paid on the common stock from time to time out of any funds legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend".

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, the majority stockholder of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted the necessary number of shares as required by statute in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Vincent T. Garrenton, Jr., its Executive Vice President and attested by Louis H. Rice, its Secretary, this 18th day of June 1986.


                                        AGENCY RENT-A-CAR, NC.


                                        By: Vincent T. Garrenton, Jr.
                                           ----------------------------
                                            Executive Vice President



ATTEST


By: Louis H. Rice
   ------------------------
    Secretary

                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE

                           ------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF AGENCY RENT-A-CAR, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 1985, AT 10 O'CLOCK A.M.



                                            Michael Harkins
                                  -----------------------------------
                                  Michael Harkins, Secretary of State




                                        AUTHENTICATION:  0554833
735184041                                         DATE:  07/03/1985

                            CERTIFICATE OF AMENDMENT

                                       OF

                       RESTATED ARTICLES OF INCORPORATION



        Agency Rent-A-Car, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Agency Rent-A-Car, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, That the Restated Certificate of Incorporation of this corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:


        "FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively 'preferred' and 'common'. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighteen million (18,000,000) shares consisting of sixteen million (16,000,000) shares of common stock, having a par value of five cents ($.05) per share, and two million (2,000,000) shares of preferred stock, having a par value of five cents ($.05) per share. The shares of preferred stock may be issued as a class without series, or if so determined from time to time by the board of directors, either in whole or in part in one or more series, each series to be expressly designated by distinguishing number, letter, or title prior to the issue of any shares thereof. The shares of preferred stock, and each series thereof, may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, liquidation, optional, or other special rights and qualifications. limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors of the Corporation pursuant to the provisions of this Article FOURTH.

        There is hereby expressly granted to the board of directors of the Corporation authority to fix or alter the dividend rights, dividend rates, dividend preferences and participations, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the rights and preferences in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon any distribution of assets by the Corporation and any other special rights, qualifications, limitations on and restrictions of, any wholly unissued class or series of shares of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Except to the extent otherwise provided in the resolution or resolutions of the board of directors of the Corporation providing for the initial issue of shares of a particular preferred series, any series shall be entitled to vote for each share thereof so held, shall vote share for share with the holders of the common stock without distinction as to class, and shall not be entitled to vote separately as a class or series of a class.

        The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

        Subject to the prior and superior rights of the preferred stock set forth in any resolution or resolutions of the board of directors of the Corporation providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash. stock, or otherwise) as may be determined by the board of directors of the Corporation may be declared and paid on the common stock from time to time out of any funds legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend".

                SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.


                THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Vincent T. Garrenton, Jr., its Executive Vice-President and attested by Louis H. Rice, its Secretary this 26th day of June, 1985.



                                                  AGENCY RENT-A-CAR, INC.

                                                  By : Vincent T. Garrenton, Jr.
                                                  --------------------------
                                                  Executive Vice-President


ATTEST:


By: Louis H. Rice
- -------------------------
   Secretary



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                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE

                           ------------------------

        I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED INCORPORATION OF AGENCY RENT-A-CAR, INC. FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1983, AT 10 O'CLOCK A.M.



                                             Glenn C. Kenton
                                  -----------------------------------
                                  Glenn C. Kenton, Secretary of State




                                        AUTHENTICATION:  0002299
831570364                                         DATE:  06/14/1983



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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            AGENCY RENT-A-CAR, INC.


        Agency Rent-A-Car, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1) The name of the Corporation is Agency Rent-A-Car, Inc.

        The date of filing its original Certificate of Incorporation with the Secretary of State was October 12, 1971.

        2) This Restated Certificate of Incorporation amends the Certificate of Incorporation by amending Article FOURTH and adding a new Article SIXTH to read in their entirety, as set forth in the text below, and restates and integrates the Certificate of Incorporation as so amended, pursuant to Sections 242 and 245 of the Delaware Corporation Law.

        3) The text of the Certificate of Incorporation is amended hereby and restated to read as herein set forth in full:

        FIRST:  The name of the Corporation is AGENCY RENT-A-CAR, INC.

        SECOND: The registered office of the Corporation in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle and the registered agent at such address is The Corporation Trust Company.

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        THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the purpose or purposes for which the Corporation is formed are to engage in the business of purchasing, acquiring, owning, leasing, selling, transferring, encumbering, generally dealing in, repairing, renovating, and servicing all types of new and used automobiles, trucks, and other motor vehicles and any parts or accessories used in connection therewith; and the purchasing, acquiring, owning, selling, and generally dealing in all types of supplies used by all types of motor vehicles.

        In general, to do everything incidental or conducive to the full accomplishment of the foregoing objects; and to do any and everything necessary and proper to carry on any business authorized hereby, and to any other legitimate business not expressly mentioned herein which is not prohibited by the laws of the State of Delaware or the laws of any other state or jurisdiction in which the Corporation does or may do business; and to exercise all the powers conferred upon a corporation by the laws of the State of Delaware, the above enumerated powers being merely descriptive and not limiting as to any and all powers which the corporation may be authorized to do and perform under the laws of the State of Delaware.

        FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively "preferred" and "common." The total number of shares of all classes of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares consisting of eight million (8,000,000) shares of common stock, having a par value of five cents ($.05) per share, and two million (2,000,000) shares of preferred stock, having a par value of five cents ($.05) per share. The shares of preferred stock may be issued as a class without series, or if so determined from time to time by the board of directors, either in whole or in part in one or more series, each series to be expressly designated by distinguishing number, letter, or title prior to the issue of any shares thereof. The shares of preferred stock, and each series thereof, may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, liquidation, optional, or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors of the Corporation pursuant to the provisions of this Article FOURTH.





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There is hereby expressly granted to the board of directors of the Corporation authority to fix or alter the dividend rights, dividend rates, dividend preferences and participations, conversion rights, voting rights, rights, and terms of redemption (including sinking fund provisions), the redemption price or prices, the rights and preferences in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon any distribution of assets by the Corporation and any other special rights, qualifications, limitations on and restrictions of, any wholly unissued class or series of shares of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Except to the extent otherwise provided in the resolution or resolutions of the board of directors of the Corporation providing for the initial issue of shares of a particular preferred series, any series shall be entitled to vote for each share thereof so held, shall vote share for share with the holders of the common stock without distinction as to class, and shall not be entitled to vote separately as a class or series of a class. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

Subject to the prior and superior rights of the preferred stock set forth in any resolution or resolutions of the board of directors of the Corporation providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash, stock, or otherwise) as may be determined by the board of directors of the Corporation may be declared and paid on the common stock from time to time out of any funds legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend.



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        FIFTH:  No holder of stock of the Corporation of any class shall have any preferential, preemptive or other right to subscribe for or to purchase from the Corporation any stock of the Corporation of any class, whether or not now authorized, or to purchase any bonds, certificates of indebtedness, debentures, notes, obligations or other issue whether or not the same shall be convertible into stock of the Corporation of any class, or shall entitle the owner or holder to purchase stock of the Corporation of any class.

        SIXTH: Any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation to or with any other corporation, person or other entity, shall require the affirmative vote of the holders of at least two-thirds of each class of stock outstanding and entitled to vote at any meeting of the stockholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by Law or otherwise. This Article SIXTH may not be altered, added to, amended or repealed except by the affirmative vote of two-thirds in interest of each class of stock outstanding entitled to vote at a meeting called for said purpose, provided notice of the proposed alteration, addition, amendment or repeal shall have been given in the notice of such meeting of stockholders.

        In addition to any approval of the board of directors or any stockholder vote or consent required by the Laws of the State of Delaware or any other provisions of the Corporation's Certificate of Incorporation or By-Laws or otherwise, whether now or hereafter in effect, there shall be required for the approval, adoption or authorization of any Business Combination (as defined herein) with an Interested person (as defined herein), or an affiliate or associate of an Interested Person, the affirmative vote of the holders of at least two-thirds of each class of shares of stock of the Corporation entitled to vote in elections of directors, considered separately, which are not owned, directly or indirectly, by such Interested Person, unless such Business Combination has been approved by a majority of the Continuing Directors (as defined herein) or unless all of the following conditions are satisfied:

        (1) The consideration to be received per share in such Business Combination by holders of the stock of the Corporation is payable in cash in an amount not less than the highest price per share (including the highest per share





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brokerage commission, transfer tax and soliciting dealers' fees) paid by such
Interested Person in acquiring any shares of each respective class or series of the Corporation's stock, plus an amount per share equal to the per share equivalent of the Corporation's Excess Current Assets. As used herein, "Excess Current Assets" shall mean the total current assets of the Corporation reduced by two times the total current liabilities of the Corporation. For purposes of the foregoing, Excess Current Assets shall be the highest amount shown on the audited balance sheets of the Corporation as of the close of all fiscal years ending during the period commencing on the date such Interested Person first acquired any shares of stock of the Corporation and terminating on the fifteenth day prior to the date on which the proxy statement referred to in subparagraph 6 below is mailed to all stockholders of the Corporation; provided, however, that if no such fiscal year ends during said period, the date for determination of Excess Current Assets shall be the end of the fiscal year immediately preceding the date of the initial purchase by such Interested Person of shares of stock of the Corporation. For purposes of this provision, current assets and current liabilities of the Corporation shall be determined on a consolidated basis as shown on the audited financial statement of the Corporation and all of its subsidiaries for the applicable fiscal year; and

        (2) The consideration to be received per share in such Business Combination by holders of the stock of the Corporation is payable in cash in an amount not less than the aggregate of the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters, or the last fiscal year reported, whichever is higher, immediately preceding the record date for solicitation of votes with respect to such Business Combination, multiplied by the then price/earnings ratio (if any) of such Interested Person as customarily computed and reported to the financial community; and

        (3) The consideration to be received per share in such Business Combination by holders of the stock of the Corporation bears at least the same or a greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the announcement of such Business Combination as the highest per share price (including the highest per share brokerage commission, transfer tax and soliciting dealers' fees) which such Interested Person has theretofore paid for any of the shares of stock of the Corporation already owned by it bears to the market price of





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the Corporation's Common Stock immediately preceding the first acquisition of any stock of the Corporation by such Interested Person; and

     (4) From and after the time such Interested Person became the beneficial owner of twenty percent (20%) or more of the stock of the Corporation entitled to vote in the election of drrectors and prior to the conummation of such Business Combination (i) such Interested Person shall have taken all steps within its power, including without limitation the voting of its stock in the Corporation, to insure that the Corporation's board of directors includes at all times representation by Continuing Director(s) (as defined herein) at least proportionate to the stock holdings of the Corporation's stockholders not affiliated with such Interested Person (with a Continuing Director to occupy any resulting fractional board position); (ii) such Interested Person shall not have acquired any newly issued shares of stock or treasury stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 20% interest in the stock of the Corporation or as a result of a pro rata stock dividend or stock split); (iii) such Interested Person shall not have acquired any additional shares of the Corporation's outstanding stock or securities convertible into stock of the Corporation except as part of the transaction which results in such Interested Person acquiring its 20% interest; and (iv) there shall have been no reduction in the dividends paid on the Corporation's stock which would result in a quarterly dividend per share which is less than the most recent quarterly dividend per share which has been declared by the board of directors of the Corporation and approved by a majority of the Continuing Directors. For purposes of this subparagraph 4, the term "dividend" shall not include extra dividends; the most recently quarterly dividend per share shall be adjusted for any subsequent increase or decrease in the outstanding stock of the Corporation; and if the board of directors shall fail to authorize any quarterly dividend, the dividend per share shall be considered zero; and


     (5) At any time prior to the consummation of such Business Combination, such Interested Person shall not have (i) made any major change in the Corporation's equity capital structure or business without the approval of a majority of the Continuing Directors and/or (ii) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation;





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        (6) A proxy statement complying with the requirements of the Securities
Exchange Act of 1934, as amended, shall be mailed to all stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of such Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed necessary or desirable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination from the point of view of stockholders of the Corporation who are not affiliated with such Interested Person (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).

        For the purposes of this Article SIXTH:

        (1) "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        (2) A person shall be the "owner" and "owns" shares of stock of the Corpration (other than shares of the Corporation's stock held in its treasury):
(i) which such person and its affiliates and associates own beneficially, directly or indirectly, whether of record or not; (ii) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise; (iii) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (iv) which are owned, directly or indirectly, by any other person with which such first mentioned person, its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

        (3) "Business Combination" means:

             (a) Any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);





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
                (b) Any sale, lease, or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash or securities or both;

                (c) Any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash) or both.

        (4) "Interested Person" is any person, together with its affiliates and associates, which (i) as of the record date for the determination of stockholders entitled to notice of any proposed Business Combination or any amendment to this Article SIXTH, and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Business Combination, owns, directly or indirectly, twenty percent (20%) or more of the shares of stock of the Corporation entitled to vote in elections of directors; or (ii) as of any of the dates specified in clause (i) of this Paragraph (4) is an affiliate of the Corporation and at any time prior thereto owned 20 percent or more of the shares of stock of the Corporation entitled to vote in elections of directors.

        (5) "Person" is an individual, partnership, corporation, trust or other entity.

        (6) "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

        (7) "Stock of the Corporation" shall mean shares of any class or series of Capital Stock of the Corporation.

        (8) "Continuing Director" shall mean a person (i) who is a member of the board of directors of the Corporation elected prior to the time that an Interested Person became the beneficial owner of fifteen percent of the stock of the Corporation entitled to vote in the election of directors, or (ii) if there is no Interested Person, a member of the board of directors, or (iii) a member of the board of directors who was recommended or elected to succeed a Continuing Director by a majority of the other Continuing Directors.





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        A majority of the Continuing Directors shall have the sole and exclusive power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them, whether (i) any person beneficially owns more than 20 percent of the shares of stock of the Corporation entitled to vote in elections of directors, (ii) any person is an affiliate or associate of another, and (iii) any person has an agreement arrangement or understanding with another.

        Nothing contained in this Article Sixth shall be construed to relieve any Interested Person from any obligations or duties otherwise required by law.

        No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SIXTH, unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware or any other provision of the Articles of Incorporation in effect at the time, shall receive the affirmative vote or consent of the holders of at least two-thirds of the shares of stock of the Corporation entitled to vote in elections of directors which are not owned, directly or indirectly, by an Interested Person if the vote or consent on such amendment were a vote or consent on a Business Combination.

        SEVENTH: The Corporation is to have perpetual existence.

        EIGHTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH: At all elections of directors of the Corporation, each stockholder shall be entitled to one vote for each share of the capital voting stock of the Corporation held by such stockholder, and there shall be no right to cumulate votes of said shares at an election of directors of the Corporation.

        TENTH: The board of directors shall have power without stockholder action, to make, amend or repeal any or all By-Laws of the Corporation. In addition to the powers and authorities herein or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the Corporation.





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
        ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stock-holders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        TWELFTH: The Corporation may purchase, from time to time, and to the extent permitted by the Laws of Delaware, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the board of directors of the Corporation shall from time to time determine, and the board of directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

        THIRTEENTH: Any director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, lessor, lessee or otherwise.

        No transaction contract or other act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm or corporation in which such director or officer is





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a member or is a shareholder, director or officer, is in any way interested in such transaction, contract or other act provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the board of directors or such members thereof as shall be present at any meeting of the board of directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which is a shareholder, director or officer were not interested in such transaction, contract or other act.

        FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, said Agency Rent-A-Car, Inc. has caused this certificate to be signed by Samuel J. Frankino, its Chairman of the Board of Directors and attested by Louis H. Rice, its Secretary, this 31st day of May, 1983.

                                                SAMUEL J. FRANKINO
                                                ------------------------
                                                SAMUEL J. FRANKINO,
                                                Chairman of the Board of
                                                Directors


ATTEST:

By Louis H. Rice
   ------------------------
   Louis H. Rice, Secretary





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